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                                                               Exhibit (a)(1)(B)

              LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK
                  WITH RESPECT TO THE EXCHANGE OFFER REGARDING
                 THE 10% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                          ISSUED BY POLYMER GROUP, INC.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON JANUARY 29, 2004

To My Broker or Account Representative:

     I, the undersigned, hereby acknowledge receipt of the Offering Memorandum, dated December 30, 2003 (the "Offering Memorandum") of Polymer Group, Inc., a Delaware corporation (the "Company") with respect to the Company's exchange offer set forth therein (the "Exchange Offer"). I have read the Offering Memorandum and agree to be bound by the terms and conditions set forth therein. I understand that the exchange offer must be accepted on or prior to 5:00 PM, New York City Time, on January 29, 2004.

     This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the 10% Convertible Subordinated Notes due 2007 (the "Existing Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $_______________ of the 10% Convertible Subordinated Notes due 2007

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     / / TO TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF EXISTING NOTES TO BE TENDERED, IF ANY):

          $______________________________

     / / NOT TO TENDER any Existing Notes held by you for the account of the undersigned.


                           (CONTINUED ON REVERSE SIDE)
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     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Offering Memorandum that are to be made with respect to the undersigned as a beneficial owner; and (b) to take such other action as necessary under the Offering Memorandum to effect the valid tender of such Existing Notes.

Name of beneficial owner(s):

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Signatures:

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Name (please print):

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Address:

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Telephone number:

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Taxpayer Identification or Social Security Number:

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Date:

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